SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:	January 28, 2005

(Date of earliest event reported):	January 24, 2005

LOEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

667 Madison Avenue, New York, N.Y.	10021-8087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 24, 2005, Loews Corporation (the “Company”) entered into an Underwriting Agreement with Citigroup Global Markets Inc. for the issuance and sale by the Company of $100,000,000 aggregate principal amount of the Company’s 5 1/4% Senior Notes due 2016 and $300,000,000 aggregate principal amount of the Company’s 6% Senior Notes due 2035 (collectively, the “Notes”), pursuant to an effective shelf registration statement. A copy of the underwriting agreement is filed as Exhibit 99.1.

On January 27, 2005, Registrant issued a press release announcing the redemption of its 7% Senior Notes due 2023 and the completion of the Notes offering. The press release is incorporated by reference to Exhibit 99.2 of this report.

Item 9.01 Financial Statements and Exhibits.

(a)     Not applicable.
(b)     Not applicable.
(c)     Exhibits:

Exhibit Reference	Exhibit Description

Number
99.1	Underwriting Agreement, dated January 24, 2005 between Loews Corporation and Citigroup Global Markets Inc.
99.2	Loews Corporation press release dated January 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: January 28, 2005	By:	/s/ Gary W. Garson
Gary W. Garson
Senior Vice President
General Counsel and Secretary

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